UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 27, 2016, Corrections Corporation of America (“CCA” or the “Company”) commenced a restructuring of the Company’s corporate operations and implementation of a cost reduction plan. CCA expects that 50 to 55 full time positions will be eliminated as a result of the restructuring, or approximately 12% of the corporate workforce at its headquarters. The restructuring realigns the corporate structure to more effectively serve facility operations and support the progression of CCA’s business diversification strategy. CCA expects to report a charge in the third quarter of 2016 of approximately $4.0 million associated with this restructuring. This charge primarily consists of cash payments for severance and related benefits to terminated employees and a non-cash charge associated with the voluntary forfeiture by CCA’s chief executive officer of a restricted stock unit award.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2016, CCA entered into an agreement (the “RSU Cancellation Agreement”) with Damon T. Hininger, CCA’s President and Chief Executive Officer, pursuant to which, at Mr. Hininger’s voluntary request in connection with the cost reduction plan, the restricted stock unit award granted to him on February 19, 2016, consisting of 70,817 restricted stock units, was cancelled. In addition, pursuant to the RSU Cancellation Agreement, CCA and Mr. Hininger acknowledged Mr. Hininger’s request that CCA not grant him an annual equity-based compensation award in 2017. The foregoing actions were taken solely on Mr. Hininger’s initiative and were not initiated or requested by CCA. The fair value of the cancelled restricted stock unit award on its grant date of February 19, 2016 was $2.0 million. Unrecognized compensation expense on this award of approximately $1.7 million is included in the estimated restructuring charge.

The foregoing summary is qualified in its entirety by reference to the RSU Cancellation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated in this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2016, CCA issued a press release announcing the restructuring plan. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 and in the attached Exhibit 99.1 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

This Form 8-K and the attached Exhibit 99.1 contain statements as to CCA’s beliefs and expectations of the outcome of future events – such as CCA’s workforce reduction (and the expected related restructuring charge and the expected impact on future expenses) – that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) the inherent uncertainty regarding the timing and amount of severance and other costs, and the potential resulting future savings, associated with the restructuring and the related workforce reduction, (ii) general economic and market conditions, including the impact governmental budgets can have on CCA’s per diem rates, occupancy, and overall utilization; (iii) fluctuations in CCA’s operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iv) CCA’s ability to obtain and maintain correctional, detention, and residential reentry facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (v) changes in the privatization of the corrections and detention industry, the public acceptance of CCA’s services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as CCA’s ability to utilize current available beds and new capacity as new development and expansion projects are completed; (vi) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and CCA’s services by the U.S. Department of Justice and the Department of Homeland Security; (vii) changes in government policy and in legislation and regulation of the corrections and detention industry that affect CCA’s business, including but not limited to, California’s utilization of out-of-state private correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (CCA does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (viii) CCA’s ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (ix) the ability to attract and retain key personnel; (x) escalation in salaries, wages, incentives and the costs of providing employee health care; (xi) CCA’s ability to meet and maintain qualification for taxation as a REIT; (xii) the availability of debt and equity financing on terms that are favorable to CCA; and (xiii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond CCA’s control, such as weather, labor conditions and material shortages, resulting in delays and increased costs. Other factors that could cause operating and financial results to differ are described in the filings CCA makes from time to time with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Restricted Stock Unit Award Cancellation Agreement dated September 27, 2016 between CCA and Damon T. Hininger

Exhibit 99.1	Press Release dated September 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORRECTIONS CORPORATION OF AMERICA

Date: September 27, 2016	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer